ACCESSOR FUNDS, INC.

                    SIXTH AMENDED AND RESTATED CODE OF ETHICS

                          DATED AS OF DECEMBER 13, 2007

         This Code of Ethics (the "CODE") establishes rules of conduct for Accessor Funds, Inc. ("ACCESSOR FUNDS") on behalf of its current and future series (individually a "FUND" and collectively the "FUNDS"). The Code has been adopted by the Board of Directors of Accessor Funds pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

SECTION I.        DEFINITIONS
                  -----------

         1.       Subject to paragraph 3 below, an "ACCESS PERSON" means:

                  (a) any Trustee, Director, general partner, officer or Advisory Person (as defined below) of Accessor Funds or a Fund;

                  (b) any Trustee, Director, general partner, officer or Advisory Person (as defined below) of an investment adviser or subadviser of a Fund; or

                  (c) any director or officer of a principal underwriter of a Fund who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for such Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities.

         2. Subject to paragraph 3 below, an "ADVISORY PERSON" means:

                  (a) any employee of Accessor Funds (or of any company in a control relationship to Accessor Funds) or any independent contractor, any employee of any independent contractor or any person working on a temporary basis for a period of more than two weeks who in connection with his or her regular functions or duties acts as an agent of Accessor Funds or who has access to shareholder information, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by any Fund or whose functions relate to any recommendations with respect to such purchases or sales;

                  (b) any employee of an investment adviser or subadviser of a Fund (or of any company in a control relationship to the such investment adviser or subadviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by such Fund or whose functions relate to any recommendations with respect to such purchases or sales; and

                  (c) any natural person in a control relationship with Accessor Funds or any investment adviser or subadviser of any Fund who obtains information concerning recommendations made to any Fund with respect to the purchase or sale of Covered Securities by such Fund.

         3. "ACCESS PERSONS", "ADVISORY PERSONS" and "INVESTMENT PERSONNEL" shall not include any individual who is required to file reports with any investment adviser, subadviser, administrator or the principal underwriter to or of a Fund pursuant to a code of ethics described in Section IX which is approved by the Board of Directors of Accessor Funds in accordance with Rule 17j-1 under the Act, as long as such individual is in compliance with the provisions of such code.

         4. "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

         5. "BENEFICIAL OWNERSHIP" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. Under the Rule, a person is generally deemed to have beneficial ownership of securities if such person (a) either directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power (which includes the power to vote, or to direct the voting of, a security) and/or investment power (which includes the power to dispose, or direct the disposition of, a security) or (b) is a PECUNIARY BENEFICIAL OWNER (as defined below) of a security.

         6. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25% of the voting securities of any company shall be presumed not to control such company.

         7. "COVERED SECURITY" means a Security (as defined below) except that it does not include:

         o        direct obligations of the Government of the United States;
         o        bankers' acceptances; o bank certificates of deposit;
         o commercial paper and high quality short-term debt instruments, including repurchase agreements; and
         o shares of open-end investment companies registered under the Act OTHER THAN THE FUNDS.

         8. "INDEPENDENT DIRECTOR" means a Director of Accessor Funds who is not an "interested person" of Accessor Funds within the meaning of Section 2(a)(19) of the Act. An "interested person" includes any person who is a trustee, director, officer or employee of any investment adviser of any Fund, or owner of 5% or more of the outstanding stock of any investment adviser or subadviser of any Fund. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2(a)(19)(1) under the Act.

         9. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act.

         10.      Subject to paragraph 3 above, "INVESTMENT PERSONNEL" means:

                  (a) any employee or consultant of Accessor Funds (or of any company in a control relationship to Accessor Funds), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Fund;

                  (b) any employee of an investment adviser or subadviser of a Fund (or of any company in a control relationship to the such investment adviser or subadviser), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Fund; and

                  (c) any natural person who controls Accessor Funds or any Fund or any investment adviser or subadviser of any Fund who obtains information concerning recommendations made to any Fund regarding the purchase or sale of securities by such Fund.

For the avoidance of doubt, Investment Personnel shall also be Advisory Persons and Access Persons.

         11. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         12. PECUNIARY BENEFICIAL OWNER means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities.

         The term "PECUNIARY INTEREST" in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from those securities. Generally, an indirect pecuniary interest includes, but is not limited to, securities held by family members (as defined below) sharing the same household, interests in securities held through partnerships or trusts, certain performance-related fees, rights to dividends that are separated or separable from the underlying securities and rights to acquire securities.

         For purposes of this definition, family members means any children, step-children, grandchildren, parents, step-parents, grandparents, spouses, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, and includes adoptive relationships.

         13. "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the Act. Specifically, the term Security includes any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         14. A "SECURITY HELD OR TO BE ACQUIRED BY A FUND" means (a) a Covered Security which, within the most recent 15 days:

         (i)      is or has been held by a Fund or is being; or

         (ii) has been considered by a Fund or its investment adviser for purchase by the Fund; and

(b) any option to purchase or sell, and any security convertible or exchangeable for a security described in clause (a) above.

         15. A "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security.

SECTION II.       DESIGNATED SUPERVISORY PERSONS; IDENTIFICATION OF ACCESS
                  --------------------------------------------------------
                  PERSONS, ETC.
                  -------------

         1. The Chief Compliance Officer of Accessor Funds is designated to oversee the provisions of the Code (the "DESIGNATED SUPERVISORY PERSON"). The Chief Compliance Officer may designate an alternate to administer the Code. The Principal Executive Officer of Accessor Funds is designated as the alternate Designated Supervisory Person and shall review any trades by the Chief Compliance Officer.

         2. The Designated Supervisory Person shall determine who are the Access Persons and Advisory Persons AND INVESTMENT PERSONNEL that are subject to this Code, notify each such person of his or her status as an Access Person and/or Advisory Person AND/OR INVESTMENT PERSONNEL, provide a copy of this Code of Ethic to each such person and discuss his or her obligations hereunder. Any failure by the Designated Supervisory Person to notify any person of his or her status as an Access Person and/or Advisory Person AND/OR INVESTMENT PERSONNEL or of his or her duties under this Code of Ethics shall not relieve such person of his or her obligations hereunder.

SECTION III.      STATEMENT OF GENERAL PRINCIPLES
                  -------------------------------

         The general fiduciary principles that govern the personal trading activities of all Access Persons are:

         1. the duty at all times to place the interests of the shareholders of Accessor Funds first;

         2. the requirement that all personal securities transactions be conducted in a manner which does not interfere with Accessor Funds' or a Fund's transactions so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

         3. the fundamental standard that no Access Person should take any inappropriate or unfair advantage of their relationship or position with Accessor Funds or the Funds.

         ALL ACCESS PERSONS MUST ADHERE TO THESE GENERAL PRINCIPLES AS WELL AS COMPLY WITH THE CODE'S SPECIFIC PROVISIONS.

SECTION IV.       UNLAWFUL ACTIONS
                  ----------------

         No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by any Fund:

         1.       employ any device, scheme or artifice to defraud such Fund;

         2. make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

         4.       engage in any manipulative practice with respect to such Fund.

SECTION V.        PRIMARY PROHIBITIONS
                  --------------------

         1. NONDISCLOSURE OF INTEREST. No Access Person shall recommend any securities transaction by Accessor Funds or a Fund without having disclosed his or her interest, if any, in such securities or the issuer of the securities, including without limitation:

         (a) his or her direct or indirect beneficial ownership of any securities of such issuer;

         (b) any contemplated transaction by such person in such securities;

         (c)      any position with such issuer or its affiliates; and

         (d) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         2. INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS. No INVESTMENT PERSONNEL shall purchase, directly or indirectly, or by reason of such transaction acquire, any direct or indirect beneficial ownership of any securities in an Initial Public Offering or a Limited Offering eligible for purchase or sale by Accessor Funds or a Fund. Furthermore, all INVESTMENT PERSONNEL shall obtain pre-approval in writing from the Designated Supervisory Person before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. NASD Registered Investment Personnel are prohibited from participating in IPOs and/or privately placed securities. This is due to the fact that the Investment Personnel may also be an employee of the broker/dealer where trading activity of these certain investments are prohibited per the NASD 2790.

SECTION VI.       REPORTING
                  ---------

         1. INITIAL HOLDINGS REPORTS. Within 10 days of a person becoming an Access Person, such person must report the following information to the Designated Supervisory Person on the form attached hereto as ATTACHMENT A (which information must be current as of a date no more than 45 days prior to date such person became an Access Person):

         (a) the title, number of shares, and principal amount of each COVERED Security in which the person had any direct or indirect beneficial ownership when the person became an Access Person

         (bi) the name of any broker, dealer or bank with whom the Access Person maintained any account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (c)      the date that the report is submitted by the Access Person.

Each Access Person must also within 10 days of becoming an Access Person request duplicate broker trade confirmations and account statements to be sent directly to Designated Supervisory Person for all accounts. (See ATTACHMENT B).

         2. QUARTERLY TRANSACTION REPORTS. No later than 30 days after the end of each calendar quarter, each Access Person must report the following information to the Designated Supervisory Person on the form attached hereto as ATTACHMENT C:

         (a) With respect to any transaction (including purchases, acquisitions by other means, sales, transfers or other dispositions) during the quarter in a COVERED Security in which the Access Person had a direct or indirect beneficial interest:

                  (i)      the date of the transaction;

                  (ii) the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED Security involved;

                  (iii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iv) the price of the COVERED Security at which the transaction was effected;

                  (v) the name of the broker, dealer or bank with or through which the transactions was effected; and

                  (vi)     the date that report is submitted by the Access
                           Person.

         (b) With respect to any account established by the Access Person in which any securities held during the quarter for the direct or indirect benefit of the Access Person:

                  (i) the name of the broker, dealer or bank which whom the Access Person established the account;

                  (ii)     the date the account was established; and

                  (iii) the date that the report is submitted by the Access Person.

         3. ANNUAL HOLDINGS REPORT. Not later than each JANUARY 31ST, each Access Person must report the following information to the Designated Supervisory Person on the form attached hereto as ATTACHMENT A (which information must be current as of a date no more than 45 days prior to the date such report is submitted):

         (a) the title, number of shares, and principal amount of each COVERED Security in which the Access Person had any direct or indirect beneficial ownership;

         (bi) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

         (c)      the date that the report is submitted by the Access Person.

         4. INITIAL AND ANNUAL CERTIFICATION. Each Access Person must certify within 10 days of becoming an Access Person and annually, in each case pursuant to the certification attached as ATTACHMENT D, that he or she has read and understands this Code of Ethics and has complied with its provisions. All such annual certifications are to be delivered to the Designated Supervisory Person no later than JANUARY 31ST of each year.

         5. EXCEPTIONS TO REPORTING REQUIREMENTS. The following are the exceptions to the reporting requirements set forth in this Section VI:

         (a) A person need not make any report under this Section VI with respect to any transactions effected for, and COVERED Securities held in, any account over which such person has no direct or indirect influence or control.

         (b) An Independent Director who would be required to submit a report under this Section VI solely by reason of being a Director of Accessor Funds need not make:

                  (i) an initial holdings report or any annual holdings report; or

                  (ii) a quarterly transaction report UNLESS the Director knew or, in the ordinary course of fulfilling his or her official duties as a Director of Accessor Funds, should have known that during the 15-day period immediately before or after the Director's transaction in a Covered Security, any Fund purchased or sold the Covered Security, or any Fund or its investment adviser considered purchasing or selling the Covered Security.

         (c) An Access Person need not make the quarterly transaction report under this Section VI if

                  (i) the report would duplicate information contained in broker trade confirmations or account statements received by the Designated Supervisory Person with respect to the Access Person in the time period for quarterly transaction reports set forth in this
                           Section VI; and

                  (ii) all of the information required to be provided in a quarterly transaction report is contained in the broker trade confirmations or account statements.

         (d) An Access Person need not make a quarterly transaction report under this Section VI with respect to transactions effected pursuant to an Automatic Investment Plan.

         6.       BENEFICIAL OWNERSHIP. Any report delivered pursuant to this
Section VI may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

SECTION VII.      SANCTIONS
                  ---------

         1. SANCTIONS FOR VIOLATIONS BY ACCESS PERSONS. If the Designated Supervisory Person determines that any Access Person has violated this Code (including, but not limited to, by the filing by such Access Person of any false, incomplete or untimely reports), he or she shall notify the Board of Directors of Accessor Funds and the Board may impose such sanctions as it deems appropriate, including, without limitation:

         o        disgorgement of profits;
         o        censure;
         o        suspension or termination of the employment of such Access
                  Person; or
         o        fines.

         2. SANCTIONS FOR VIOLATIONS BY INDEPENDENT DIRECTORS. If the Designated Supervisory Person determines that any Independent Director has violated this Code, he or she shall so advise the President and the Audit Committee of Accessor Funds and shall provide the President and the Audit Committee with a report that details the transaction at issue. The Audit Committee shall, together with the President (but not the person whose transaction is at issue), either impose such sanctions as they deem appropriate or refer the matter to the full Board of Directors of Accessor Funds (but not the person whose transaction is at issue), which shall impose such sanctions as it deems appropriate.

SECTION VIII.     ADMINISTRATION AND PROCEDURAL MATTERS
                  -------------------------------------

         In addition to his or her other duties outlined in this Code, the Designated Supervisory Person shall:

         1. review all of the reports delivered under Section VI to determine whether a violation of this Code of Ethics may have occurred;

         2. supervise the implementation of this Code and the enforcement of the terms hereof;

         3. conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to the Board of Directors or any committee appointed by them to deal with such information;

         4. provide to the Board of Directors, at least annually, a written report that:

                  (a) describes any issues arising under this Code or the procedures related thereto since the last report to the Board, including, but not limited to, information about material violations of this Code or such procedures, and any sanctions imposed in response to the material violations, and

                  (b) a certification that Accessor Funds has adopted procedures reasonable necessary to prevent Access Persons from violating this Code;

         5. request from each investment adviser, subadviser and principal underwriter to Accessor Funds or any Fund and provide to the Board of Directors, at least annually:

                  (a) a written report that describes any issues arising under the code of ethics of such investment adviser, subadviser or principal underwriter or the procedures related thereto since the last report to the Board, including, but not limited to, information about material violations of such code or such procedures, and any sanctions imposed in response to the material violations, and

                  (b) a certification that such investment adviser, subadviser or principal underwriter has adopted procedures reasonable necessary to prevent Access Persons of such investment adviser, subadviser or principal underwriter from violating such code of ethics; and

         6.       maintain the records outlined in Section XI below.

SECTION IX.       INVESTMENT ADVISER'S, SUBADVISER'S, SERVICE PROVIDER OR
                  -------------------------------------------------------
                  PRINCIPAL UNDERWRITER'S CODE OF ETHICS
                  --------------------------------------

         Each investment adviser (including, where applicable, any subadviser), service provider or principal underwriter of Accessor Funds or any Fund shall:

         1. submit to the Board of Directors of Accessor Funds a copy of its Code of Ethics adopted pursuant to Rule 17j-1;

         2. promptly report to the Board of Directors of Accessor Funds in writing any material amendments to its Code of Ethics;

         3. promptly furnish to the Board of Directors of Accessor Funds upon request copies of any reports made pursuant to such Code of Ethics by any person who is (or would be but for Section 1 paragraph 3) an Access Person of Accessor Funds or any Fund;

         4. immediately furnish to the Board of Directors of Accessor Funds, without request, all material information regarding any violation of such Code of Ethics by any person who is (or would be but for Section 1 paragraph 3) an Access Person of Accessor Funds or any Fund; and

         5. no less frequently than annually, furnish to the Board of Directors of Accessor Funds:

                  (a) a written report that describes any issues arising under the code of ethics of such investment adviser, subadviser or principal underwriter or the procedures related thereto since the last report to the Board, including, but not limited to, information about material violations of such code or such procedures, and any sanctions imposed in response to the material violations, and

                  (b) a certification that such investment adviser, subadviser or principal underwriter has adopted procedures reasonable necessary to prevent Access Persons of such investment adviser, subadviser or principal underwriter from violating such code of ethics.

SECTION X.        REVIEW AND APPROVAL BY BOARD OF DIRECTORS
                  -----------------------------------------

         1. INITIAL APPROVAL OF CODES OF ETHICS AND APPROVAL OF AMENDMENTS. The Board of Directors of Accessor Funds, including a majority of the Directors who are Independent Directors, must approve this Code and the code of ethics of each investment adviser, subadviser and principal underwriter for Accessor Funds or any Fund and any material changes to this Code or such codes on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1(b) under the Act. Before approving any such code or any amendment thereto, the Board of Directors must receive a certification from Accessor Funds, the investment adviser, subadviser or principal underwriter, as applicable, that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its code.

         2. REVIEW OF ANNUAL REPORTS. The Board of Directors of Accessor Funds shall consider the written reports and certifications provided to them by Accessor Funds and each investment adviser, subadviser or principal underwriter to Accessor Funds or any Fund pursuant to Section VIII paragraph 4 or Section IX paragraph 5 of this Code.

SECTION XI.       RECORDS
                  -------

         The Designated Supervisory Person shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission:

         1. a copy of this Code and any other code of ethics for Accessor Funds that is in effect, or at any time within the past five (5) years was in effect, shall be maintained in an easily accessible place;

         2. a record of any violation of any this Code, and of any action taken as a result of such violation, shall be maintained for at least five (5) years after the end of the fiscal year in which such violation occurs;

         3. a copy of each report made by an Access Person, including any information provided in lieu of the reports, shall be maintained for at least five (5) years after the end of the fiscal year in which the report is made or the information provided, the first two (2) years in an easily accessible place;

         4. a list of all persons who are, or within the past five (5) years have been, required to make reports under this Code shall be maintained in an easily accessible place;

         5. a copy of each report delivered to the Board of Directors pursuant to Section VIII paragraph 4 or Section IX paragraph 5 of this Code for a period of not less than five (5) years from the end of the fiscal year in which such report is made, the first two (2) years in an easily accessible place made by the Designated Supervisory Persons during the past five (5) years; and

         6. a record of any decision, and the reasons supporting the decision, to approve the acquisition by INVESTMENT PERSONNEL of Securities in any public offering or limited offering under Section V paragraph 2 shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the approval is granted.

SECTION XII.      MISCELLANEOUS
                  -------------

         1. CONFIDENTIALITY. All information obtained from any Access Person hereunder shall be kept in strict confidence, except to the extent that disclosure of such information is required by law.

         2. OTHER LAWS, RULES AND STATEMENTS OF POLICY. Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Accessor Funds.

         3. INTERPRETATION OF PROVISIONS. The Board of Directors of Accessor Funds may from time to time adopt such interpretations of this Code as it deems appropriate.

                                  ATTACHMENT A
                                  ------------

                       INITIAL AND ANNUAL HOLDINGS REPORT
                       ----------------------------------

To the Designated Supervisory Person:

In accordance with the Code of Ethics of Accessor Funds, Inc. and as an Access Person under such Code, I am providing the following list of COVERED Securities of which I have direct or indirect beneficial ownership. In addition, I have indicated any broker, dealer, or bank with whom I have an account in which any Securities are held for my direct or indirect benefit. I understand that such information must be current as of a date no more than 45 days before the report is submitted.

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 TITLE OF COVERED SECURITY   NUMBER OF     PRINCIPAL AMOUNT     BROKER, DEALER,
                              SHARES                                 OR BANK
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attach additional pages if necessary

Set forth below is the name of any broker, dealer or bank with whom I maintain an account in which any securities not listed above are held for my direct or indirect benefit:

__________________________________________________
__________________________________________________
__________________________________________________

This report (i) excludes COVERED Securities held in any account over which I have no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ______________                    Signature:  ____________________________

                                        Print Name: ____________________________

                                  ATTACHMENT B
                                  ------------



(Date)

(Broker Name)
(Broker Address)

Re:      (Employee)
         (SSN)

Dear Sir or Madam:

Please be advised that the above-referenced person is subject to the Code of Ethics of Accessor Funds, Inc. Please send duplicate confirmation of this person's transactions in securities, as well as duplicate statements to the attention of:

                                         Accessor Funds, Inc.
                                         c/o Accessor Capital Management LP
                                         1420 Fifth Ave, Suite 3600
                                         Seattle, WA 98101
                                         attn: Christine J. Stansbery


Thank you for your cooperation.

Sincerely,

(Employee)

cc: Accessor Funds, Inc.

                                  ATTACHMENT C
                                  ------------

                              ACCESSOR FUNDS, INC.
                          QUARTERLY TRANSACTION REPORT

To the Designated Supervisory Person:

         On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, participated or acquired, direct or indirect "beneficial ownership," and which transactions are required to be reported pursuant to the Fifth Amended and Restated Code of Ethics adopted by Accessor Funds, Inc. (the "Fund") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended and the Accessor Capital Management Code of Ethics adopted by Accessor Capital Management pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended (collectively, the "Code"). If no such transactions were effected, I have so indicated by typing or printing "NONE."


                                      No. of                        Interest Rate     Nature of
                                    Shares or                        and Maturity    Transaction
Name of              Date of        Principal    Dollar Amount        Date (if      (Purchase, Sale,               Broker/Dealer
Security           Transaction       Amount      of Transaction      applicable)        Other)          Price          or Bank
--------           -----------      ---------    --------------     -------------    ---------------    -----      -------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions effected for any account over which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Firm's Code of Ethics:

-----------------------------------------------------------------------------------------------------------------------------------
             BROKER/DEALER OR BANK WHERE ACCOUNT WAS ESTABLISHED                             DATE ACCOUNT WAS ESTABLISHED
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

I accepted a gift or other thing from a vendor or other person or entity that does business with or on behalf of Accessor Capital, Accessor Funds or a Fund.

-----------------------------------------------------------------------------------------------------------------------------------
Date              Gift                                                              Vendor                              Value
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Date:  ______________                   Signature:  ___________________________
                                        Print Name: ___________________________
                                        Title:      ___________________________
Reviewed by: ____________________
Date: _______________


--------------------------------------------------------------------------------

                                  ATTACHMENT D
                                  ------------

                               INITIAL AND ANNUAL
                                  CERTIFICATION

To the Designated Supervisory Person of Accessor Funds, Inc.:

         I hereby acknowledge receipt of a copy of the Code of Ethics of Accessor Funds, Inc. ("Accessor Funds").

         I have read and understand the Code of Ethics and recognize that I am subject thereto. I certify that I have complied to date with the Code of Ethics during period for which I have been subject thereto that I will continue to adhere to these policies and procedures in the future. Moreover, I agree to promptly report to or discuss with the Designated Supervisory Person any breach or possible breach of such policy by any person to whom they are applicable.

         Further, I understand that on no less than a quarterly basis, I have an obligation to provide evidence of all trading activity, in other than exempted transactions, to the Designated Supervisory Person, as provided under the Code of Ethics.

NOTE: A FINE OF $50 WILL BE LEVIED AGAINST ANYONE WHO FAILS TO PROVIDE ANY REQUIRED REPORT WITHIN THE APPROPRIATE TIME PERIOD AS CONTAINED WITHIN THIS CODE.



Date: ___________________                ____________________________________
                                                     Signature

                                         ____________________________________
                                                    Print Name



                                         Received on behalf of Accessor Funds:

                                         ____________________________________

                                         Designated Supervisory Person


                                                                    _________
                                                                         Date